Exhibit 10.4

DOMINION RESOURCES, INC.

NON-EMPLOYEE DIRECTORS’ COMPENSATION PLAN

Effective January 1, 2005

-i-

DOMINION RESOURCES, INC.

NON-EMPLOYEE DIRECTORS’ COMPENSATION PLAN

1. Purpose.

The Dominion Resources, Inc. Non-Employee Directors’ Compensation Plan (the “Plan”) provides a mechanism for the Board of Directors of Dominion Resources, Inc. to pay its non-employee directors cash or Dominion common stock. It also allows such directors to defer receipt of such compensation until a future date, if desired. The Plan is intended to constitute a deferred compensation plan for Director’s fees and to meet the requirements of new Section 409A of the Internal Revenue Code (“Code”).

2. Definitions.

As used in the Plan, the following terms have the meanings indicated:

(a) “Annual Meeting” means the annual meeting of shareholders at which members of the Board are routinely elected.

(b) “Annual Cash Retainer” means that portion of a Director’s Annual Retainer payable in cash.

(c) “Annual Deferred Stock Grant” has the meaning provided in Section 6.

(d) “Annual Retainer” means the annual base retainer paid to a Director for service on the Board and/or a Board committee, consisting of the Annual Cash Retainer and the Annual Stock Retainer.

(e) “Annual Stock Retainer” means that portion of a Director’s Annual Retainer payable in Company Stock.

(f) “Board” means the Board of Directors of the Company.

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Company” means Dominion Resources, Inc., or any successor business by merger, purchase or otherwise that maintains the Plan.

(i) “Company Stock” means the common stock of Dominion Resources, Inc. In the event of a change in the capital structure of the Company, the shares resulting from such a change shall be deemed to be the Company Stock (as provided in Section 13) within the meaning of the Plan.

(j) “Deferral Election” has the meaning provided in Section 5(a)(i).

(k) “Deferred Accumulation Benefit” has the meaning provided in Section 7(a).

(l) “Deferred Cash” has the meaning provided in Section 5(b)(i).

(m) “Deferred Cash Account” means the bookkeeping account for Deferred Cash under Section 5(b)(ii).

(n) “Director” means a member of the Company’s Board who is not an employee.

(o) “Effective Date” means January 1, 2005, subject to shareholder approval.

(p) “Eligible Director” means a Director elected to the Company’s Board between January 1, 1995 and January 1, 2004 who had not reached age 62 at the date of election.

(q) “Fair Market Value” means the closing price of a share of Company Stock, as reported in the Wall Street Journal, on a specified date.

(r) “Meetings Fees” means the cash fees paid to a Director for attending Company Board and Committee meetings, as determined by the Board, excluding any expense reimbursements or similar items.

(s) “New Director” means a Director elected to the Company’s Board after Feburary 27, 2004.

(t) “Plan Year” means a calendar year.

(u) “Restricted Stock” means Company Stock awarded upon the terms and subject to the restrictions set forth in Section 12.

(v) “Separation from Service” is intended to have the same meaning as this term is defined under Code section 409A and the regulations thereunder.

(w) “Stock Accumulation Plan” means the Dominion Resources, Inc. Stock Accumulation Plan for Outside Directors.

(x) “Stock Option” means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with Section 12.

(y) “Stock Unit” means a hypothetical share of Company Stock. Each Stock Unit held in a Stock Unit Account shall be deemed to have the same value, from time to time, as a share of Company Stock, provided that Stock Units shall not confer upon any Director any of the rights associated with Company Stock, including, without limitation, the right to vote or to receive distributions.

(z) “Stock Unit Account” means the bookkeeping account for all of a Director’s Stock Units.

(aa) “Trust” has the meaning provided in Section 10.

3. Participation in the Plan.

(a) Annual Retainer. For service during a Plan Year, a Director may receive an Annual Retainer, consisting of the Annual Cash Retainer and the Annual Stock Retainer. The Board shall determine the amount of each portion of the Annual Retainer, if any. A Director also may elect to defer receipt of an Annual Retainer as provided in Section 5.

(b) Meetings Fees. In addition to any Annual Retainer, a Director may also receive Meetings Fees based on his or her attendance at Company Board and Committee meetings during a Plan Year. The Board shall determine the amount of the Meetings Fees, if any. A Director also may elect to defer receipt of Meetings Fees as provided in Section 5(b).

(c) Annual Deferred Stock Grant. At each Annual Meeting, each New Director and each Eligible Director shall be paid an Annual Deferred Stock Grant. The terms and conditions of the Annual Deferred Stock Grant are provided in Section 6.

(d) Deferred Accumulation Benefit. Each Eligible Director who, prior to the Effective Date of this Plan, was a participant in the Stock Accumulation Plan, but who had not been vested in whole or in part in either of his or her accounts under the Stock Accumulation Plan as of December 31, 2004, shall receive a Deferred Accumulation Benefit as provided in Section 7.

(e) Other Compensation. The Board may provide other compensation to a Director as it determines appropriate, to the extent consistent with any legal or regulatory requirements, including Restricted Stock and Stock Options as provided in Section 12.

4. Stock Reserved for the Plan.

The aggregate number of shares of Company Stock authorized for distribution to Directors, Eligible Directors and New Directors under Section 3 is 500,000, subject to adjustment pursuant to Section 13.

5. Deferral Elections.

(a) Deferral of Annual Stock Retainer.

(i) A Director may elect to defer the receipt of some or the entire Annual Stock Retainer by completing a deferral election (“Deferral Election”). A Deferral Election must be in writing and delivered to the Corporate Secretary of the Company by December 31 of the year prior to the start of the Plan Year to which the Deferral Election pertains. A Director who first becomes eligible to participate in the Plan during a Plan Year may submit a Deferral Election within 30 days of the date on which he or she becomes eligible to participate. A Deferral Election once made for a Plan Year shall be irrevocable. A Deferral Election may be made for a single Plan Year or may be made applicable to all future Plan Years until revoked. Any revocation shall be effective as of the first day of the next Plan Year after the revocation is made.

(ii) For a Director’s Annual Stock Retainer Deferral Election, Stock Units shall be credited to the Director’s Stock Unit Account on the day of the Company’s Annual Meeting. The number of Stock Units shall be equal to the number of shares of Company Stock elected to be deferred by the Director.

(b) Deferral of Annual Cash Retainer and Meetings Fees.

(i) A Director may elect to defer the receipt of all or part of his or her Annual Cash Retainer and Meetings Fees by completing a Deferral Election. For purposes of this Section 5(b), a Deferral Election shall be subject to the same terms and conditions as provided in Section 5(a)(i). The Deferral Election shall specify the portion of the Annual Cash Retainer and Meetings Fees to be deferred in increments of 10%. A Director may elect to make the deferral into either cash (“Deferred Cash”) or Stock Units or a combination of the two. The Deferral Election shall specify the portion of the Annual Cash Retainer and Meetings Fees to be Deferred Cash or Stock Units in increments of 10%. A Director may not elect to convert Deferred Cash to Stock Units or vice versa.

(ii) Deferred Cash shall be credited to a separate account (“Deferred Cash Account”) for a Director as of the day it would have been paid but for the deferral. Interest is credited to a Deferred Cash Account on the last day of each calendar quarter of the Plan Year based on the balance in the Deferred Cash Account at the end of the preceding day. Interest will be credited at the annual rate established for the Fixed Rate Fund under the Dominion Resources, Inc. New Deferred Compensation Plan. Interest credits are accrued on a monthly basis through the end of the month preceding the month of distribution of a Deferred Cash Account.

(iii) For a Director’s Annual Cash Retainer deferred in Stock Units, Stock Units shall be credited to the Director’s Stock Unit Account on the day of the Company’s Annual Meeting. The number of Stock Units shall be determined by dividing the amount of the deferred Annual Cash Retainer by the Fair Market Value of a share of Company Stock on the last trading day before the Company’s Annual Meeting. Stock Units attributable to Meetings Fees shall be credited to a Director’s Stock Unit Account on the last day of the month in which the meeting occurs. The number of Stock Units shall be determined by dividing the deferred Meetings Fees by the Fair Market Value of a share of Company Stock on the last trading day of the month in which the relevant meeting occurred. The number of Stock Units credited to a Director’s Stock Unit Account for the deferred Annual Cash Retainer and Meeting Fees shall be rounded to the nearest whole share.

6. Annual Deferred Stock Grant.

The Annual Deferred Stock Grant shall be made to New Directors and Eligible Directors subject to the following provisions:

(a) The amount of the Annual Deferred Stock Grant shall be the number of Stock Units, rounded to the nearest whole share, equal to (i) the dollar value set by the Board for the Plan Year, divided by (ii) the Fair Market Value of Company Stock for the last trading day before the Company’s Annual Meeting.

(b) The Company shall credit the appropriate number of Stock Units resulting from the Annual Deferred Stock Grant to the Director’s Stock Unit Account.

7. Deferred Accumulation Benefit.

(a) Any Eligible Director who was a participant in the Stock Accumulation Plan, was not vested in whole or part in the Stock Accumulation Plan as of December 31, 2004, and who ceased to participate in the Stock Accumulation Plan shall be entitled to a Deferred Accumulation Benefit. The amount of the Deferred Accumulation Benefit shall be the number of Stock Units equal to (i) the number of Stock Units held in the Eligible Director’s accounts under the Stock Accumulation Plan as of December 31, 2004, divided by (ii) 17 and (iii) multiplied by the number of years the Director has been a member of the Company’s Board.

(b) The Company shall credit the appropriate number of Stock Units as a result of the Deferred Accumulation Benefit to the Eligible Director’s Stock Unit Account as of January 1, 2005.

8. Stock Unit Account.

(a) All Stock Units credited to a Director’s Stock Unit Account shall be credited with hypothetical cash dividends equal to the cash dividends that are declared and paid on Company Stock. On each record date, the Company shall determine the amount of cash dividends to be paid per share of Company Stock. On the payment date of such dividend, the Company shall credit an equal amount of hypothetical cash dividends to each Stock Unit. The hypothetical cash dividends shall be converted into Stock Units by dividing the hypothetical cash dividends by the Fair Market Value of Company Stock for the last trading day preceding the day on which the Company pays dividends on its Common Stock. With respect to the March 20, 2005 dividend only, the number of Stock Units credited to a Director’s Stock Unit Account shall be rounded to the nearest whole share. Hypothetical cash dividends shall continue to be credited to Stock Units and shall be converted into additional Stock Units as described in this subsection until all of the Stock Units in a Director’s Stock Unit Account have been distributed. The provisions of this subsection shall also apply to any distribution of Company Stock other than cash dividends or stock dividends, the market value of any such distributions to be determined by the Board.

(b) Stock Units and the Stock Unit Account may not be sold, assigned, transferred, disposed of, pledged, hypothecated or otherwise encumbered.

9. Distributions.

(a) A Director’s Deferred Cash Account and Stock Unit Account shall be distributed in a single lump sum payment, unless the Director elects to receive distribution in ten annual installments. In the event of a Director’s Separation from Service for any reason other than death (including resignation or completion of an elected term without reelection), payment shall be made to the Director as soon as practicable after the Separation from Service. In the event of a Director’s Separation from Service on account of death, payment shall be made to the Director’s Beneficiary as soon as practicable after the death.

(b) Payment of the Deferred Cash Account shall be made in cash.

(c) Payment of the Stock Unit Account shall be made in whole shares of Company Stock equal to the number of whole Stock Units in the Stock Unit Account. Payment for fractional shares shall be made in cash.

10. Trust.

(a) With respect to the (i) deferred portion of the Annual Stock Retainer; (ii) the Annual Cash Retainer and Meetings Fees deferred into Stock Units, (iii) Deferred Accumulation Benefits; and (iv) Annual Deferred Stock Grants, the Company shall issue shares of Company Stock to a Trust equal to the number of Stock Units.

(b) The Corporate Secretary of the Company shall be the trustee of the Trust unless the Board designates another person or entity as trustee. The Trust shall secure the Company’s obligation to pay shares of Company Stock to the Director. The Trust and its assets shall remain subject to the claims of the Company’s creditors. Any interest that the Director may be deemed to have in the Trust may not be sold, hypothecated or transferred (including, without limitation, transfer by gift), except by will or the laws of descent and distribution. Shares issued to the Trust shall be issued in the name of the trustee and the trustee shall maintain a separate account for each Director. The trustee shall invest all cash dividends on Company Stock in additional shares of Company Stock to be held in the separate account of the Director. The Director shall have the right to direct the trustee as to the voting of the number of shares of Company Stock equal to the number of Stock Units in the Director’s Stock Unit Account.

11. No Acceleration of Benefits.

Notwithstanding any other provision in this Plan to the contrary, the time or schedule for any payment of the Deferred Cash Account or the Stock Unit Account under this Plan shall not be accelerated under any circumstances.

12. Restricted Stock and Stock Options

The Plan also permits the award of Restricted Stock and Stock Options to Directors. The Board has the power and complete discretion to select Directors to receive such awards, and, under provisions consistent with this Section 12, to determine the terms and conditions, the nature of the award and the number of shares to be allocated as part of each award for each Director.

(a) The Board shall establish as to each award of Restricted Stock, the terms and conditions upon which the restrictions shall lapse. No share of Restricted Stock may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on such shares as set forth in the restricted stock agreement have lapsed. Whenever the Board deems it appropriate to grant Restricted Stock to a Director, notice shall be given to the Director stating the number of shares of Restricted Stock granted and the terms and conditions to which the Restricted Stock is subject. This notice shall become a grant agreement between the Company and the Director. Upon the award of Restricted Stock, the Director shall have all the rights of a shareholder with respect to such shares of Restricted Stock, including, but not limited to, the right to vote such shares of Restricted Stock and the right to receive all dividends and other distributions paid thereon. Certificates representing Restricted Stock shall be held by the Company until the restrictions lapse and the Director shall provide the Company with appropriate stock powers endorsed in blank.

(b) Whenever the Board deems it appropriate to grant Options, notice shall be given to the Director stating the number of shares for which Options are granted, Option price per share, and the conditions to which the grant and exercise of the Options are subject. This notice shall become a stock option agreement. The exercise price of shares of Company Stock covered by a Stock Option shall be not less than 100% of the Fair Market Value of Company Stock on the day prior to the grant of the Stock Option. Stock Options may be exercised in whole or in part at such time as may be specified in the stock option agreement; provided that no Stock Option may be exercised after the expiration of eight (8) years from the date of the grant of the Stock Option.

13. Effect of Stock Dividends and Other Changes to Company Stock.

In the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company’s capital stock, the number and kind of shares of Company Stock to be subject to the Plan and the maximum number of shares which are authorized for distribution under the Plan shall be appropriately adjusted by the Board, whose determination shall be binding on all persons.

14. Interpretation and Administration of the Plan.

The Board shall administer, construe and interpret the Plan. Any decision of the Board with respect to the Plan shall be final, conclusive and binding upon all Directors. The Board may act by a majority of its members. The Board may authorize any member of the Board or any officer of the Company to execute and deliver documents on behalf of the Board. The Board may consult with counsel, who may be counsel to the Company, and shall not incur any liability for action taken in good faith in reliance upon the advice of counsel. The Corporate Secretary of the Company shall be authorized to take or cause to be taken such actions of a ministerial nature as necessary to effectuate the intent and purposes of the Plan, including issuing Company Stock for the Plan, maintaining records of the Directors accounts, and arranging for distributions of such accounts in accordance with this Plan document. The Board shall interpret this Plan for all purposes in accordance with Code section 409A and the regulations thereunder.

15. Term of the Plan.

The Plan shall become effective as of the Effective Date when adopted by the Board, subject to shareholder approval. The Plan shall continue until terminated at any time by action of the Board or until there are no remaining shares available for the Plan under Section 4. Any termination of the Plan by the Board shall not alter or impair any of the rights or obligations for any benefit previously deferred under the Plan.

16. Amendment of the Plan.

The Board may suspend or terminate the Plan or revise or amend the Plan in any respect; provided, any amendment or termination of the Plan shall not adversely affect a Director with respect to any benefit previously deferred under the Plan.

17. Rights Under the Plan.

The Plan shall not constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain any person as a director for any period of time.

18. Beneficiary.

A Director may designate in writing delivered to the Company’s Corporate Secretary, one or more beneficiaries (which may include a trust) to receive any distributions under the Plan after the death of the Director. If a Director fails to designate a beneficiary, or no designated beneficiary survives the Director, any payments to be made with respect to the Director after death shall be made to the personal representative of the Director’s estate.

19. Notice.

All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows: (a) if to the Company - at its principal business address to the attention of the Corporate Secretary; (b) if to any Director - at the last address of the Director known to the sender at the time the notice or other communication is sent.

20. Construction.

The Plan shall be construed and enforced according to the laws of the Commonwealth of Virginia. Headings and captions are for convenience only and have no substantive meaning. Reference to one gender includes the other, and references to the singular and plural include each other.